As filed with the Securities and Exchange Commission on July 2, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PolyPid Ltd.
(Exact name of Registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

18 Hasivim Street

Petach Tikva 495376, Israel
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Amir Weisberg
Chief Executive Officer

PolyPid Inc.

47 Maple Street

Suite 302A

Summit, NJ 07901

Telephone: (908) 378-9530

(Name, Address, and Telephone Number of Agent for Service)

Copies to:

Oded Har-Even, Esq. David Huberman, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 (212) 660-5000	Reut Alfiah, Adv. Sullivan & Worcester Tel-Aviv (Har-Even & Co.) HaArba’a Towers 28 HaArba’a St. North Tower, 35th floor Tel-Aviv, Israel 6473925 Tel: +972 74.758.0480

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Unit (2)		Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Ordinary Shares, no par value		(4)		(4)	$200,000,000	$21,820

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)	There are being registered under this registration statement such indeterminate number of ordinary shares as may be offered by the Registrant from time to time at indeterminate prices, which shall have an aggregate initial offering price not to exceed $200,000,000. The number of securities and the proposed maximum offering price per security in the offering will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(4)	Omitted pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

●	a base prospectus, which covers the offering, issuance and sales by the registrant of up to $200,000,000 in the aggregate of the securities identified above from time to time in one or more offerings; and

●	a sales agreement prospectus covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $45,000,000 of the registrant’s ordinary shares that may be issued and sold from time to time under a sales agreement, or the Sales Agreement, with Cantor Fitzgerald & Co., or Cantor.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The Sales Agreement prospectus immediately follows the base prospectus. The $45,000,000 of ordinary shares that may be offered, issued and sold under the Sales Agreement prospectus is included in the $200,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement, any portion of the $45,000,000 included in the Sales Agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the Sales Agreement, the full $45,000,000 of securities may be sold in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated July 2, 2021

Prospectus

$200,000,000

Ordinary Shares

We may offer and sell from time to time in one or more offerings up to a total amount of $200,000,000 of our ordinary shares, or the Ordinary Shares, no par value. Each time we sell Ordinary Shares pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the Ordinary Shares.

The Ordinary Shares are traded on the Nasdaq Global Market under the symbol “PYPD.”

Investing in the Ordinary Shares involves a high degree of risk. Risks associated with an investment in the Ordinary Shares will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or the SEC, as described in “Risk Factors” on page S-2.

The Ordinary Shares may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the Ordinary Shares with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the Ordinary Shares and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed on completeness or the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2021

S-i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to an aggregate of $200,000,000 of the Ordinary Shares in one or more offerings. We sometimes refer to the Ordinary Shares as the “securities” throughout this prospectus.

Each time we sell Ordinary Shares, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus and any related free writing prospectus together with additional information described below under “Where You Can Find More Information and Incorporation of Certain Information by Reference” before buying the Ordinary Shares being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the Ordinary Shares, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information and Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. Neither we, nor any agent, underwriter or dealer has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, references to the terms “PolyPid,” “the Company,” “we,” “us,” “our” and similar terms, refer to PolyPid Ltd., unless we state or the context implies otherwise. References to “Ordinary Shares” mean our Ordinary Shares, no par value.

S-ii

ABOUT POLYPID LTD.

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

We are a Phase 3 biopharmaceutical company focused on developing targeted, locally administered and prolonged-release therapeutics using our proprietary Polymer-Lipid Encapsulation matriX, or PLEX, technology. Our product candidates are designed to address diseases with high unmet medical needs by pairing our PLEX technology with drugs already approved by the U.S. Food and Drug Administration, or FDA, or innovative drug candidates to achieve a novel therapeutic effect. Our PLEX technology is designed to deliver drugs directly to targeted treated sites in the body at predetermined release rates and predetermined durations ranging from several days to several months. We believe that our product candidates and PLEX technology have the potential to significantly shift the management of a variety of medical conditions, including surgical site infections, or SSIs, and cancer. Our lead product candidate, D-PLEX100, is in a potentially pivotal Phase 3 clinical program for the prevention of abdominal (soft issue) SSIs. We believe that D-PLEX100, if approved, would be a significant improvement over the current standard of care, which includes systemic administration of antibiotics.

We initiated two Phase 3 trials of D-PLEX100, which we refer to as SHIELD I and SHIELD II, for the prevention of abdominal (soft tissue) SSIs in the third and fourth quarters of 2020, respectively. In May 2021, we received feedback from the FDA in a Type B meeting that was requested following PolyPid’s receipt of Breakthrough Therapy Designation. The FDA indicated that a single pivotal Phase 3 study may be sufficient for the approval of a D-PLEX100 New Drug Application, or NDA, for the prevention of SSIs in colorectal surgery. Following the enrolment of 500 patients that will complete their 30 days follow-up in SHIELD I, the study design provides for a blinded sample size re-estimation based on the primary endpoint of the study in order to determine final patient sample size within the 616 to 900 patients range. We expect to report topline results from SHIELD I at the end of 2021 assuming the study will be completed at the lower range of the sample size. In addition, we plan on resuming the recruitment of the SHIELD trial, a Phase 3 study for the prevention of sternum (bone tissue) SSIs, and will seek to broaden the D-PLEX100 indication to include open heart and other open sternum surgeries.

In addition to our lead program, D-PLEX100, our pipeline includes an early-stage Oncology program, OncoPLEX, an intra-tumoral cancer therapy drug candidate. OncoPLEX utilizes PolyPid’s PLEX technology in the intra-operative solid tumor resection setting to provide prolonged and controlled exposure to docetaxel within the tumor resected site, to prevent local tumor reoccurrence and the potential spreading of cancer cells into other tissues and organs to form metastasis. In a syngeneic mouse model for solid tumors of colon carcinoma using cancer cells resistant to docetaxel, a single local application of OncoPLEX at the intra-operative setting post tumor resection showed improved overall survival and significantly less tumor recurrence compared to the group treated with six subsequent cycles of systemic docetaxel treatment with 2-4 days gap between cycles. In addition, reduced systemic toxicity was demonstrated following the application of OncoPLEX compared to systemic docetaxel treatment. We intend to have a pre-investigational NDA meeting with the FDA by the end of 2021 and initiate Phase 1 clinical trials in 2022.

Company Information

Our principal executive offices are located at 18 Hasivim Street, Petach Tikva 4959376, Israel. Our telephone number in Israel is +972 (74) 719-5700. PolyPid Inc. is our agent in the United States, and its address is 47 Maple Street, Suite 302A, Summit, New Jersey 07901. Our website address is www.polypid.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under “Item 3. Key Information - D. Risk Factors,” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and any prospectus supplement may contain, and certain information incorporated by reference in this prospectus and any prospectus supplement may contain, “forward-looking statements”. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, statements relating to the research, development and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our dependence on enrollment of patients in our clinical trials in order to continue development of our product candidates;

●	our ability to raise capital through the issuance of securities;

●	our ability to advance the development our product candidates, including the anticipated starting and ending dates of our anticipated clinical trials;

●	our assessment of the potential of our product candidates to treat certain indications;

●	our ability to successfully receive approvals from the FDA, European Medicines Agency or other applicable regulatory bodies, including approval to conduct clinical trials, the scope of those trials and the prospects for regulatory approval of, or other regulatory action with respect to our product candidates, including the regulatory pathway to be designated to our product candidates;

●	the regulatory environment and changes in the health policies and regimes in the countries in which we operate, including the impact of any changes in regulation and legislation that could affect the pharmaceutical industry as well as the behavior of hospitals and health insurance providers, which cover the cost of our product to the patients;

●	our ability to commercialize our existing product candidates and future sales of our existing product candidates or any other future potential product candidates;

●	our ability to meet our expectations regarding the commercial supply of our product candidates;

●	the overall global economic environment;

●	the impact of COVID-19 and resulting government actions on us;

●	the impact of competition and new technologies;

●	general market, political and economic conditions in the countries in which we operate;
●	projected capital expenditures and liquidity;

●	changes in our strategy;

●	litigation; and

●	those factors referred to in our most recent Annual Report on Form 20-F in “Item 3. Key Information - D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as in our Annual Report on Form 20-F generally, which is incorporated by reference into this prospectus.

Readers are urged to carefully review and consider the various disclosures made throughout this prospectus and any prospectus supplement, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

You should not put undue reliance on any forward-looking statements. Any forward-looking statements are made as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CAPITALIZATION

The following table sets forth our total liabilities and shareholders’ equity as of March 31, 2021, and December 31, 2020. The financial data in the following table is derived from our interim unaudited financial statements as of March 31, 2021, and our audited financial statements as of December 31, 2020, as applicable, and should be read in conjunction with such financial statements, which have been incorporated by reference in this prospectus.

(U.S. dollars, in thousands)	As of March 31, 2021 (Unaudited)	As of December 31, 2020 (Audited)
Cash and cash equivalents	$5,993	$4,319
Short term deposits	43,279	40,157
Long term deposits	12,100	22,120
Shareholders’ equity:
Ordinary shares, no par value; Authorized 47,800,000 shares; Issued and outstanding: 18,745,142 and 18,494,739 shares as of March 31, 2021(Unaudited), and December 31, 2020, respectively
Additional paid in capital	207,120	205,063
Accumulated deficit	(140,973)	(132,286)
Total equity	66,147	72,777
Total capitalization	$66,147	$72,777

REASONS FOR THE OFFER AND USE OF PROCEEDS

Unless otherwise set forth in the related prospectus supplement or, if applicable, the pricing supplement, we intend to use the net proceeds from the sale of securities offered through this prospectus for general corporate purposes, which include financing our operations, capital expenditures and business development. The specific purpose of any individual issuance of securities will be described in the related prospectus supplement.

DESCRIPTION OF OUR ORDINARY SHARES

The following description of our share capital and provisions of our amended and restated articles of association are summaries and do not purport to be complete.

Ordinary Shares

As of July 1, 2021, our authorized share capital consisted of 47,800,000 of our Ordinary Shares, of which 18,756,570 Ordinary Shares were issued and outstanding. All of our outstanding Ordinary Shares have been validly issued, and are fully paid and non-assessable.

As of July 1, 2021, an additional 2,637,154 of our Ordinary Shares were issuable upon the exercise of outstanding options to purchase our Ordinary Shares. The exercise price of the options outstanding ranges between $0.22 and $11.04 per share.

Our registration number with the Israeli Registrar of Companies is 51-410592-3.

Purposes and Objects of the Company

Our purpose is set forth in Section 3 of our amended and restated articles of association and includes every lawful purpose.

The Powers of the Directors

Our board of directors, or the Board, may exercise all powers that are not required under the Israeli Companies Law of 1999, or the Companies Law, or under our amended and restated articles of association, other than the powers which are to be exercised or taken by our shareholders.

Preemptive Rights

Our Ordinary Shares are not redeemable and are not subject to any preemptive right.

Voting Rights of Directors

Subject to the provisions of the Companies Law and our amended and restated articles of association, no director shall be disqualified by virtue of his or her office from holding any office or place of profit in our company or in any company in which our company shall be a shareholder or otherwise interested, or from contracting with our company as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of our company in which any director shall be in any way interested, be avoided, nor, other than as required under the Companies Law, shall any director be liable to account to our company for any profit arising from any such office or place of profit or realized by any such contract or arrangement by reason only of such director’s holding that office or of the fiduciary relations thereby established, but the nature of his or her interest, as well as any material fact or document, must be disclosed by him at the meeting of the Board at which the contract or arrangement is first considered, if his or her interest then exists, or, in any other case, at no later than the first meeting of the Board after the acquisition of his or her interest.

Rights of the Shares

Our Ordinary Shares confer upon the holders thereof:

●	equal right to attend and to vote at all of our general meetings, whether regular or special, with each Ordinary Share entitling the holder thereof, which attends the meeting and participates in the voting, either in person or by a proxy or by a written ballot, to one vote;

●	equal right to participate in distribution of dividends, if any, whether payable in cash or in bonus shares, in distribution of assets or in any other distribution, on a per share pro rata basis; and

●	equal right to participate, upon our dissolution, in the distribution of our assets legally available for distribution, on a per share pro rata basis.

Election of Directors

Pursuant to our amended and restated articles of association, our directors are elected solely at an annual general meeting of our shareholders and serve on the Board until the next annual general meeting of our shareholders following his or her appointment, or until they cease to act as Board members pursuant to the provisions of our amended and restated articles of association or any applicable law. The Board may at any time and from time to time appoint any person as a director to fill a vacancy (whether such vacancy is due to a director no longer serving or due to the number of directors serving being less than the maximum number of eleven, as stated in our amended and restated articles of association). In the event of one or more such vacancies in the Board, the continuing directors may continue to act in every matter, provided, however, that if they number less than the minimum number of five, as provided in our amended and restated articles of association, they may only act in an emergency or to fill the office of director which has become vacant up to a number equal to the minimum number of five. The office of a director that was appointed by the Board to fill any vacancy shall only be for the remaining period of time during which the director whose service has ended was filled would have held office. We are not currently required to have external directors serving on Board, based on an exemption that we have elected to be governed by under the Companies Law regulations.

Annual and Special Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year, at such time and place which shall be determined by the Board, which must be no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special general meetings.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the Board, that will be in any event not more than the maximum period and not less than the minimum period permitted by the Companies Law. Resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our amended and restated articles of association;

●	the exercise of the Board’s powers by a general meeting if the Board’s is unable to exercise its powers and the exercise of any of its powers is required for our company’s proper management;

●	appointment or termination of our auditors;

●	appointment of directors (other than in the cases specified in our amended and restated articles of association);

●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law and any other applicable law;

●	increases or reductions of our authorized share capital; and

●	a merger (as such term is defined in the Companies Law).

 Notices

The Companies Law requires that a notice of any annual or special general meeting be provide to shareholders at least 21 days prior to the meeting, and if the agenda of the meeting includes certain matters prescribed under the Companies Law and the regulations promulgated thereafter, among others, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to such meeting.

Quorum

As permitted under the Companies Law, the quorum required for our general meetings consists of at least two shareholders present in person, by proxy, written ballot or voting by means of electronic voting system, who hold or represent between them in the aggregate at least one third of the total outstanding voting rights. If within half an hour of the time set forth for the general meeting a quorum is not present, the general meeting shall stand adjourned either (i) to the same day of the following week, at the same hour and in the same place (ii) to such other date, time and place as prescribed in the notice to the shareholders and in such adjourned meeting or (iii) to such day and at such time and place as the chairperson of the general meeting shall determine (which may be earlier or later than the date pursuant to clause (i) above). If no quorum is present within half an hour of the time arranged, any number of shareholders participating in the meeting, shall constitute a quorum.

Access to Corporate Records

Under the Companies Law, shareholders are provided access to: minutes of our general meetings; our shareholders register and principal shareholders register, articles of association and annual audited financial statements; and any document that we are required by law to file publicly with the Israeli Registrar of Companies or the Israel Securities Authority. These documents are publicly available and may be found and inspected at the Israeli Registrar of Companies. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Adoption of Resolutions

Except as required by the Companies Law or our amended and restated articles of association, a resolution of the shareholders shall be adopted if approved by the holders of a simple majority of the voting power represented at the general meeting in person or by proxy and voting thereon, as one class, and disregarding abstentions from the count of the voting power present and voting. Without limiting the generality of the foregoing, a resolution with respect to a matter or action for which the Companies Law prescribes a higher majority or pursuant to which a provision requiring a higher majority would have been deemed to have been incorporated into our amended and restated articles of association, but resolutions with respect to which the Companies Law allows our amended and restated articles of association to provide otherwise, shall be adopted by a simple majority of the voting power represented at the general meeting in person or by proxy and voting thereon, as one class, and disregarding abstentions from the count of the voting power present and voting.

Changing Rights Attached to Shares

If at any time the share capital of our company is divided into different classes of shares, the rights attached to any class, unless otherwise provided by the Companies Law or our amended and restated articles of association, may be modified or cancelled by the Company by a resolution of the general meeting of the holders of all shares as one class, without any required separate resolution of any class of shares.

The enlargement of an existing class of shares or the issuance of additional shares thereof, shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Limitations on the Rights to Own Ordinary Shares

There are no limitations on the right to own our securities.

Provisions Restricting Change in Control of the Company

There are no specific provisions of our amended and restated articles of association that would have an effect of delaying, deferring or preventing a change in control of our company or that would operate only with respect to a merger, acquisition or corporate restructuring involving us (or our subsidiaries). However, as described below, certain provisions of the Companies Law may have such effect.

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and, unless certain requirements described under the Companies Law are met, a vote of the majority of its shareholders, and, in the case of the target company, also a majority vote of each class of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority (as defined below) approval that governs all extraordinary transactions with controlling shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The term “Special Majority” is defined in the Companies Law as:

●	at least a majority of the shares held by shareholders who are not controlling shareholders and do not have personal interest in the merger (excluding a personal interest that did not result from the shareholder’s relationship with the controlling shareholder) have voted in favor of the proposal (shares held by abstaining shareholders shall not be considered); or

●	the total number of shares voted against the merger, does not exceed 2% of the aggregate voting rights of the company.

The Companies Law also provides that an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% or more of the voting rights in the company, or (2) the purchaser would become a holder of 45% or more of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was from a holder of 25% or more of the voting rights in the company which resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (3) was from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or anyone on their behalf, or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli public company’s outstanding shares, the acquisition must be made by means of a tender offer for all of the outstanding shares. In general, if less than 5% of the outstanding shares are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Shareholders may request appraisal rights in connection with a full tender offer for a period of six months following the consummation of the tender offer, but the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights.

Borrowing Powers

Pursuant to the Companies Law and our amended and restated articles of association, the Board may exercise all powers and take all actions that are not required under law or under the Company’s amended and restated articles to be exercised or taken by the shareholders, including the power to borrow money for company purposes.

Changes in the Company’s Capital

The general meeting may, by a simple majority vote of the shareholders attending the general meeting and subject to the provisions of the Companies Law:

●	Increase in our registered share capital by the creation of new shares from the existing class or a new class, as determined by the general meeting;

●	cancel any registered share capital which has not been taken or agreed to be taken by any person;

●	consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares;

●	subdivide our existing shares or any of them, our share capital or any of it, into shares of smaller nominal value than is fixed; and

●	reduce our share capital and any fund reserved for capital redemption in any manner, and with and subject to any incident authorized, and consent required, by the Companies Law.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

●	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	to one or more underwriters for resale to the public or to investors;

●	through agents;

●	in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices; or

●	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

●	the name or names of any agents, dealers or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Global Market or otherwise and, if commenced, may be discontinued at any time.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. We estimate these expenses to be approximately $75,000 which at the present time include the following categories of expenses:

SEC registration fee	$21,820
Legal fees and expenses	$35,000
Accounting fees and expenses	$12,000
Miscellaneous expenses	$6,180

Total	$75,000

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

Certain legal matters concerning this prospectus will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the validity of the Ordinary Shares represented by the Ordinary Shares offered in this prospectus will be passed upon for us by Sullivan & Worcester Tel-Aviv (Har-Even & Co.), Tel Aviv, Israel.

EXPERTS

The consolidated financial statements of PolyPid Ltd. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended on December 31, 2020 have been incorporated by reference herein in reliance upon the report of Kost, Forer, Gabbay & Kasierer, Certified Public Accountants (Israel), an independent registered public accounting firm and a member firm of Ernst & Young Global, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Form 6-K, unaudited quarterly financial information.

We maintain a corporate website at www.polypid.com. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

The SEC maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the Ordinary Shares offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

The following documents filed with or furnished to the SEC by us are incorporated by reference in this prospectus:

●	the Company’s reports of foreign private issuer on Form 6-K furnished to the SEC on March 5, 2021, April 13, 2021, May 4, 2021, May 12, 2021 (with respect to the bullet points under the section titled “Recent Corporate Highlights”, the sections titled “Financial Results for Three Months Ended March 31, 2021,” and “Forward-Looking Statements,” and the GAAP financial statements in the press release attached as Exhibit 99.1), and May 19, 2021 (with respect to the first two and the fourth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1);

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 5, 2021; and

●	the description of the Company’s Ordinary Shares in Exhibit 2.D to the Company’s Annual Report on Form 20-F for the year ended December 31, 2020, and including any further amendment or report filed which updates such description.

All subsequent Annual Reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at PolyPid Ltd., 18 Hasivim Street, Petach Tikva 4959376, Israel. Attention: Dikla Czaczkes Akselbrad, Chief Financial Officer, telephone number: +972 (74) 719-5700.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers, most of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and the vast majority of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel-Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, an Israeli court may enforce a United States judgment in a civil matter, which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment was rendered by a court which was, according to the foreign country’s laws and the rules of private international law currently prevailing in Israel, competent to render it;

●	the judgment is no longer appealable;

●	the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy in Israel; and

●	the judgment is enforceable according to the law of the foreign state in which it was given.

A foreign judgment will not be declared enforceable by Israeli courts if it was given in a state, the laws of which do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to impair the sovereignty or security of Israel. An Israeli court also will not declare a foreign judgment enforceable if it is proved to the Israeli court that:

●	the judgment was obtained by fraud;

●	no adequate service of process has been effected and the defendant has not had a reasonable opportunity to be heard and to present his or her evidence;

●	the judgment is in conflict with another judgment that was given in the same matter between the same parties and which is still valid; or

●	at the time the action was brought to the foreign court a claim in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated July 2, 2021

Prospectus

Up to $45,000,000

Ordinary Shares

We have entered into a sales agreement, or the Sales Agreement, with Cantor Fitzgerald & Co., or Cantor, dated July 2, 2021, relating to the sale of our ordinary shares, or the Ordinary Shares, no par value, offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell the Ordinary Shares having an aggregate offering price of up to $45,000,000 from time to time through Cantor.

Sales of the Ordinary Shares, if any, under this prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. If authorized by us in writing, Cantor may also sell the Ordinary Shares in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices. Cantor is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cantor and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor will be entitled to compensation at a commission rate equal to 3% of the gross sales price per share sold pursuant to the terms of the Sales Agreement. See “Plan of Distribution” beginning on page 14 for additional information regarding the compensation to be paid to Cantor. In connection with the sale of the Ordinary Shares on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We also have agreed to provide indemnification and contribution to Cantor with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act.

The Ordinary Shares are currently traded in the United States on the Nasdaq Global Market under the symbol “PYPD”. On June 30, 2021, the last reported sale price of the Ordinary Shares on the Nasdaq Global Market was $9.06 per Ordinary Share.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, and have elected to comply with certain reduced public company reporting requirements.

Investing in the Ordinary Shares involves risk. See “Risk Factors” beginning on page 3 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of information that should be considered in connection with an investment in the Ordinary shares.

Neither the Securities and Exchange Commission, or the SEC, nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2021

i

ABOUT THIS PROSPECTUS

This prospectus relates to part of a registration statement on Form F-3 that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in our base prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $200,000,000. The $45,000,000 of the Ordinary Shares that may be offered, issued and sold under this prospectus is included in the $200,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement.

Before buying any of the Ordinary Shares that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information and Incorporation of Certain Information by Reference” in this prospectus, and any free writing prospectus or prospectus that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.

This prospectus describes the terms of this offering of the Ordinary Shares and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the Ordinary Shares, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information and Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any related free writing prospectuses. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, references to the terms “PolyPid,” “the Company,” “we,” “us,” “our” and similar terms, refer to PolyPid Ltd., unless we state or the context implies otherwise. References to “Ordinary Shares” mean our Ordinary Shares, no par value.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus, including the “Risk Factors” section starting on page 3 of this prospectus and in the documents incorporated by reference into this prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein, before making an investment decision.

Overview

We are a Phase 3 biopharmaceutical company focused on developing targeted, locally administered and prolonged-release therapeutics using our proprietary Polymer-Lipid Encapsulation matriX, or PLEX, technology. Our product candidates are designed to address diseases with high unmet medical needs by pairing our PLEX technology with drugs already approved by the U.S. Food and Drug Administration, or FDA, or innovative drug candidates to achieve a novel therapeutic effect. Our PLEX technology is designed to deliver drugs directly to targeted treated sites in the body at predetermined release rates and predetermined durations ranging from several days to several months. We believe that our product candidates and PLEX technology have the potential to significantly shift the management of a variety of medical conditions, including surgical site infections, or SSIs, and cancer. Our lead product candidate, D-PLEX100, is in a potentially pivotal Phase 3 clinical program for the prevention of abdominal (soft issue) SSIs. We believe that D-PLEX100, if approved, would be a significant improvement over the current standard of care, which includes systemic administration of antibiotics.

We initiated two Phase 3 trials of D-PLEX100, which we refer to as SHIELD I and SHIELD II, for the prevention of abdominal (soft tissue) SSIs in the third and fourth quarters of 2020, respectively. In May 2021, we received feedback from the FDA in a Type B meeting that was requested following PolyPid’s receipt of Breakthrough Therapy Designation. The FDA indicated that a single pivotal Phase 3 study may be sufficient for the approval of a D-PLEX100 New Drug Application, or NDA, for the prevention of SSIs in colorectal surgery. Following the enrolment of 500 patients that will complete their 30 days follow-up in SHIELD I, the study design provides for a blinded sample size re-estimation based on the primary endpoint of the study in order to determine final patient sample size within the 616 to 900 patients range. We expect to report topline results from SHIELD I at the end of 2021 assuming the study will be completed at the lower range of the sample size. In addition, we plan on resuming the recruitment of the SHIELD trial, a Phase 3 study for the prevention of sternum (bone tissue) SSIs, and will seek to broaden the D-PLEX100 indication to include open heart and other open sternum surgeries.

In addition to our lead program, D-PLEX100, our pipeline includes an early-stage Oncology program, OncoPLEX, an intra-tumoral cancer therapy drug candidate. OncoPLEX utilizes PolyPid’s PLEX technology in the intra-operative solid tumor resection setting to provide prolonged and controlled exposure to docetaxel within the tumor resected site, to prevent local tumor reoccurrence and the potential spreading of cancer cells into other tissues and organs to form metastasis. In a syngeneic mouse model for solid tumors of colon carcinoma using cancer cells resistant to docetaxel, a single local application of OncoPLEX at the intra-operative setting post tumor resection showed improved overall survival and significantly less tumor recurrence compared to the group treated with six subsequent cycles of systemic docetaxel treatment with 2-4 days gap between cycles. In addition, reduced systemic toxicity was demonstrated following the application of OncoPLEX compared to systemic docetaxel treatment. We intend to have a pre-investigational NDA meeting with the FDA by the end of 2021 and initiate Phase 1 clinical trials in 2022.

Company Information

Our principal executive offices are located at 18 Hasivim Street, Petach Tikva 4959376, Israel. Our telephone number in Israel is +972 (74) 719-5700. PolyPid Inc. is our agent in the United States, and its address is 47 Maple Street, Suite 302A, Summit, New Jersey 07901. Our website address is www.polypid.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus.

THE OFFERING

Ordinary Shares offered by us	Ordinary Shares, no par value, having an aggregate offering price of up to $45,000,000.

Ordinary Shares outstanding prior to the offering	18,756,570 Ordinary Shares.

Ordinary Shares to be outstanding after this offering	Up to 23,723,457 Ordinary Shares, assuming sales of $45,000,000 of Ordinary Shares at an assumed offering price of $9.06, which was the last reported sale price of the Ordinary Shares on the Nasdaq Global Market on June 30, 2021. The actual number of Ordinary Shares will vary, depending on the sales price in this offering.

Manner of offering	“At the market offering” that may be made from time to time through or to Cantor, as sales agent or principal. See “Plan of Distribution” on page 14 of this prospectus.

Use of proceeds

We intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include financing our operations, capital expenditures and business development.

See “Use of Proceeds” on page 6 of this prospectus.

Risk factors	Investing in the Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of the risks you should carefully consider before deciding to invest in the Ordinary Shares.

Nasdaq Global Market symbol	“PYPD”

Unless otherwise stated, all information in this prospectus is based on 18,756,570 Ordinary Shares outstanding as of July 1, 2021, and does not include the following as of that date:

●	2,637,154 Ordinary Shares issuable upon the exercise of options outstanding under our Amended and Restated 2012 Share Option Plan, or the 2012 Plan, at a weighted average exercise price of $5.86 per share, of which 1,795,807 were vested as of July 1, 2021;

●	932,189 Ordinary Shares reserved for issuance and available for future grant under our 2012 Plan; and

●	218,521 Ordinary Shares issuable upon the exercise of outstanding warrants to purchase Ordinary Shares, at a weighted average exercise price of $15.96 per Ordinary Share.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below and in the documents incorporated by reference into this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference herein, including in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and become material. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus under the caption “Cautionary Statement Regarding Forward-Looking Statements” below.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We intend to use the net proceeds of this offering for general corporate purposes, which may include financing our operations, capital expenditures and business development. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield us a favorable, or any, return. The failure of our management to use the net proceeds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Investors in this offering may incur immediate dilution from the public offering price.

Because we expect the price per Ordinary Share of the Ordinary Shares being offered to be higher than the book value per share of the Ordinary Shares, you may suffer immediate dilution in the net tangible book value of the Ordinary Shares you purchase in this offering. Assuming that an aggregate of 4,966,887 Ordinary Shares are sold during the term of the Sales Agreement with Cantor, at a price of $9.06 per Ordinary Share (the last reported sale price of our Ordinary Shares on the Nasdaq Global Market on June 30, 2021), for aggregate gross proceeds of approximately $45,000,000, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate and substantial dilution of $4.43 per Ordinary Share with respect to the net tangible book value of the Ordinary Shares. See “Dilution” for a more detailed discussion of the dilution you may incur in this offering.

The actual number of the Ordinary Shares we will sell under the Sales Agreement with Cantor, as well as the price at which we may sell such Ordinary Shares, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement with Cantor and compliance with applicable law, we have the discretion to deliver placement notices to Cantor at any time throughout the term of the Sales Agreement. The number of the Ordinary Shares that are sold by Cantor after delivering a placement notice will fluctuate based on the market price of the Ordinary Shares during the sales period and limits we set with Cantor. In addition, the price at which Ordinary Shares are sold by Cantor, from time to time, will be dependent on the market price of our Ordinary Shares and, as a result, purchasers of our Ordinary Shares that are sold under the Sales Agreement may purchase such Ordinary Shares at different prices and accordingly may experience different levels of dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

A substantial number of our Ordinary Shares will be sold in this offering and we may sell or issue additional Ordinary Shares in the future, which could cause the price of the Ordinary Shares to decline.

Assuming we will sell an aggregate of 4,966,887 Ordinary Shares during the term of the Sales Agreement with Cantor, the sold Ordinary Shares would equal approximately 20.9% of our outstanding Ordinary Shares as of July 1, 2021. This sale and any future issuances or sales of a substantial number of Ordinary Shares in the public market or otherwise, or the perception that such issuances or sales may occur, could adversely affect the price of the Ordinary Shares. We have issued a substantial number of Ordinary Shares in connection with the exercise of warrants and options to purchase our Ordinary Shares, and in the future we may issue additional shares in connection with the exercise of existing warrants or options, which are eligible for, or may become eligible for, unrestricted resale. Any sales or registration of such shares in the public market or otherwise could reduce the prevailing market price for the Ordinary Shares, as well as make future sales of equity securities by us less attractive or not feasible, thus limiting our capital resources.

We may need additional financing in the future. We may be unable to obtain additional financing or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

There is no assurance that our existing cash and cash equivalents, along with cash generated from this offering, will be sufficient to fund our operating expense and capital requirements, and, therefore, we may need additional funds in the future. If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. We may be unable to obtain additional funds through financing activities, and if we obtain financing it may not be on terms favorable to us. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities. If we must cease or reduce our operating activities, you may lose your entire investment.

The price of the Ordinary Shares may be volatile.

The market price of the Ordinary Shares has fluctuated in the past. Consequently, the current market price of the Ordinary Shares may not be indicative of future market prices, and we may be unable to sustain or increase the value of your investment in the Ordinary Shares.

We do not anticipate paying any dividends.

No dividends have been paid on our Ordinary Shares. We do not intend to pay cash dividends on our Ordinary Shares in the foreseeable future, and anticipate that profits, if any, received from operations will be reinvested in our business. Any decision to pay dividends will depend upon our profitability at the time, cash available and other relevant factors including, without limitation, the conditions set forth in the Israeli Companies Law of 1999, or the Companies Law.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and certain information incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and other securities laws. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition for future periods, statements relating to the research, development and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our dependence on enrollment of patients in our clinical trials in order to continue development of our product candidates;

●	our ability to raise capital through the issuance of securities;

●	our ability to advance the development our product candidates, including the anticipated starting and ending dates of our anticipated clinical trials;

●	our assessment of the potential of our product candidates to treat certain indications;

●	our ability to successfully receive approvals from the FDA, European Medicines Agency or other applicable regulatory bodies, including approval to conduct clinical trials, the scope of those trials and the prospects for regulatory approval of, or other regulatory action with respect to, our product candidates, including the regulatory pathway to be designated to our product candidates;

●	the regulatory environment and changes in the health policies and regimes in the countries in which we operate, including the impact of any changes in regulation and legislation that could affect the pharmaceutical industry as well as the behavior of hospitals and health insurance providers, which cover the cost of our product to the patients;

●	our ability to commercialize our existing product candidates and future sales of our existing product candidates or any other future potential product candidates;

●	our ability to meet our expectations regarding the commercial supply of our product candidates;

●	the overall global economic environment;

●	the impact of COVID-19 and resulting government actions on us;

●	the impact of competition and new technologies;

●	general market, political and economic conditions in the countries in which we operate;

●	projected capital expenditures and liquidity;

●	changes in our strategy;

●	litigation; and

●	those factors referred to in our most recent Annual Report on Form 20-F in “Item 3. Key Information - D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as in our most recent Annual Report on Form 20-F generally, which is incorporated by reference into this prospectus.

You are urged to carefully review and consider the various disclosures made throughout this prospectus, including in the information incorporated by reference herein, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

You should not put undue reliance on any forward-looking statements. Any forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, the section of our most recent Annual Report on Form 20-F entitled “Item 4. Information on the Company,” which is incorporated by reference into this prospectus, contains information obtained from independent industry and other sources that we believe to be reliable, but that we have not independently verified. Accordingly, you should not put undue reliance on this information.

USE OF PROCEEDS

We may issue and sell our Ordinary Shares having an aggregate sales price of up to $45,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include financing our operations, capital expenditures and business development. The timing and amount of our actual expenditures will be based on many factors, and we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. We have no current commitments or binding agreements with respect to any material acquisition of or investment in any technologies, products or companies.

Pending our use of the net proceeds from this offering, we may invest the net proceeds of this offering in a variety of capital preservation investments, including but not limited to short-term, investment grade, interest bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

The Companies Law imposes further restrictions on our ability to declare and pay dividends.

CAPITALIZATION

The following table sets forth our total liabilities and shareholders’ equity as of March 31, 2021:

●	on an actual basis; and

●	on an as adjusted basis to give additional effect to the sale of 4,966,887 Ordinary Shares in this offering based on an assumed public offering price of $9.06 per Ordinary Share, the last reported sale price for our Ordinary Shares as reported on the Nasdaq Global Market on June 30, 2021, and after deducting commissions and estimated offering expenses payable by us.

The following table sets forth our total liabilities and shareholders’ equity as of March 31, 2021 and should be read in conjunction with “Use of Proceeds,” our financial statements and related notes that are incorporated by reference into this prospectus and the other financial information included or incorporated by reference into this prospectus.

	As of March 31, 2021(Unaudited)
(U.S. dollars in thousands) (Unaudited)	Actual	As Adjusted
Cash and cash equivalents	$5,993	$49,531
Short term deposits	43,279	43,279
Long term deposits	12,100	12,100
Shareholders’ equity:
Ordinary Shares, no par value - authorized: 47,800,000 shares; issued and outstanding: 18,745,142 shares as of March 31, 2021(Unaudited)	—	—
Additional paid in capital	207,120	250,658
Accumulated deficit	(140,973)	(140,973)
Total equity	66,147	109,685
Total capitalization	$66,147	$109,685

The above discussion and table are based on 18,745,142 Ordinary Shares outstanding as of March 31, 2021, and do not include the following as of that date:

●	2,617,314 Ordinary Shares issuable upon the exercise of options outstanding under our 2012 Plan, at a weighted average exercise price of $5.78 per share, of which 1,572,944 were vested as of March 31, 2021;

●	963,457 Ordinary Shares reserved for issuance and available for future grant under our 2012 Plan; and

●	218,521 Ordinary Shares issuable upon the exercise of outstanding warrants to purchase Ordinary Shares, at a weighted average exercise price of $15.96 per Ordinary Share.

DILUTION

If you invest in our Ordinary Shares, you will experience immediate dilution to the extent of the difference between the public offering price of the Ordinary Shares in this offering and the net tangible book value per Ordinary Share immediately after the offering.

Our net tangible book value per Ordinary Share is determined by dividing our total tangible assets, less total liabilities, by the actual number of outstanding Ordinary Shares. The net tangible book value of our Ordinary Shares as of March 31, 2021, was approximately $3.53 per Ordinary Share. Net tangible book value per Ordinary Share represents the amount of our total tangible assets less our total liabilities, divided by 18,745,142, the total number of Ordinary Shares outstanding at March 31, 2021.

After giving effect to the assumed sale of our Ordinary Shares during the term of the Sales Agreement with Cantor in the aggregate amount of $45,000,000 at an assumed offering price of $9.06 per Ordinary Share, the last reported sale price of our Ordinary Shares on the Nasdaq Global Market on June 30, 2021, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2021 would have been approximately $109.7 million, or $4.63 per Ordinary Share. This amount represents an immediate increase in net tangible book value of $1.10 per Ordinary Share as a result of this offering and an immediate dilution of approximately $4.43 per Ordinary Share to investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual prices to the public, the actual number of Ordinary Shares sold, and other terms of the offering determined at the times our Ordinary Shares are sold pursuant to this prospectus. The Ordinary Shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per Ordinary Share		$9.06
Net tangible book value per Ordinary Share as of March 31, 2021	$3.53
Increase in net tangible book value per Ordinary Share attributable to investors purchasing Ordinary Shares in this offering	$1.10
As adjusted net tangible book value per Ordinary Share after offering		$4.63
Dilution per Ordinary Share to investors purchasing Ordinary Shares in the offering		$4.43

The above discussion and table are based on 18,745,142 Ordinary Shares outstanding as of March 31, 2021, and do not include the following as of that date:

●	2,617,314 Ordinary Shares issuable upon the exercise of options outstanding under our 2012 Plan, at a weighted average exercise price of $5.78 per share, of which 1,572,944 were vested as of March 31, 2021;

●	963,457 Ordinary Shares reserved for issuance and available for future grant under our 2012 Plan; and

●	218,521 Ordinary Shares issuable upon the exercise of outstanding warrants to purchase Ordinary Shares, at a weighted average exercise price of $15.96 per Ordinary Share.

To the extent that outstanding options or warrants are exercised, or we issue additional Ordinary Shares under our equity incentive plans, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current and future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to the holders of our Ordinary Shares.

DESCRIPTION OF OUR ORDINARY SHARES

The following description of our share capital and provisions of our amended and restated articles of association are summaries and do not purport to be complete.

Ordinary Shares

As of July 1, 2021, our authorized share capital consisted of 47,800,000 of our Ordinary Shares, of which 18,756,570 Ordinary Shares were issued and outstanding. All of our outstanding Ordinary Shares have been validly issued, and are fully paid and non-assessable.

As of July 1, 2021, an additional 2,637,154 of our Ordinary Shares were issuable upon the exercise of outstanding options to purchase our Ordinary Shares. The exercise price of the options outstanding ranges between $0.22 and $11.04 per share.

Our registration number with the Israeli Registrar of Companies is 51-410592-3.

Purposes and Objects of the Company

Our purpose is set forth in Section 3 of our amended and restated articles of association and includes every lawful purpose.

The Powers of the Directors

Our board of directors, or the Board, may exercise all powers that are not required under the Israeli Companies Law of 1999, or the Companies Law, or under our amended and restated articles of association, other than the powers which are to be exercised or taken by our shareholders.

Preemptive Rights

Our Ordinary Shares are not redeemable and are not subject to any preemptive right.

Voting Rights of Directors

Subject to the provisions of the Companies Law and our amended and restated articles of association, no director shall be disqualified by virtue of his or her office from holding any office or place of profit in our company or in any company in which our company shall be a shareholder or otherwise interested, or from contracting with our company as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of our company in which any director shall be in any way interested, be avoided, nor, other than as required under the Companies Law, shall any director be liable to account to our company for any profit arising from any such office or place of profit or realized by any such contract or arrangement by reason only of such director’s holding that office or of the fiduciary relations thereby established, but the nature of his or her interest, as well as any material fact or document, must be disclosed by him at the meeting of the Board at which the contract or arrangement is first considered, if his or her interest then exists, or, in any other case, at no later than the first meeting of the Board after the acquisition of his or her interest.

Rights of the Shares

Our Ordinary Shares confer upon the holders thereof:

●	equal right to attend and to vote at all of our general meetings, whether regular or special, with each Ordinary Share entitling the holder thereof, which attends the meeting and participates in the voting, either in person or by a proxy or by a written ballot, to one vote;

●	equal right to participate in distribution of dividends, if any, whether payable in cash or in bonus shares, in distribution of assets or in any other distribution, on a per share pro rata basis; and

●	equal right to participate, upon our dissolution, in the distribution of our assets legally available for distribution, on a per share pro rata basis.

Election of Directors

Pursuant to our amended and restated articles of association, our directors are elected solely at an annual general meeting of our shareholders and serve on the Board until the next annual general meeting of our shareholders following his or her appointment, or until they cease to act as Board members pursuant to the provisions of our amended and restated articles of association or any applicable law. The Board may at any time and from time to time appoint any person as a director to fill a vacancy (whether such vacancy is due to a director no longer serving or due to the number of directors serving being less than the maximum number of eleven, as stated in our amended and restated articles of association). In the event of one or more such vacancies in the Board, the continuing directors may continue to act in every matter, provided, however, that if they number less than the minimum number of five, as provided in our amended and restated articles of association, they may only act in an emergency or to fill the office of director which has become vacant up to a number equal to the minimum number of five. The office of a director that was appointed by the Board to fill any vacancy shall only be for the remaining period of time during which the director whose service has ended was filled would have held office. We are not currently required to have external directors serving on Board, based on an exemption that we have elected to be governed by under the Companies Law regulations.

Annual and Special Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year, at such time and place which shall be determined by the Board, which must be no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special general meetings.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the Board, that will be in any event not more than the maximum period and not less than the minimum period permitted by the Companies Law. Resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our amended and restated articles of association;

●	the exercise of the Board’s powers by a general meeting if the Board’s is unable to exercise its powers and the exercise of any of its powers is required for our company’s proper management;

●	appointment or termination of our auditors;

●	appointment of directors (other than in the cases specified in our amended and restated articles of association);

●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law and any other applicable law;

●	increases or reductions of our authorized share capital; and

●	a merger (as such term is defined in the Companies Law).

Notices

The Companies Law requires that a notice of any annual or special general meeting be provide to shareholders at least 21 days prior to the meeting, and if the agenda of the meeting includes certain matters prescribed under the Companies Law and the regulations promulgated thereafter, among others, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to such meeting.

Quorum

As permitted under the Companies Law, the quorum required for our general meetings consists of at least two shareholders present in person, by proxy, written ballot or voting by means of electronic voting system, who hold or represent between them in the aggregate at least one third of the total outstanding voting rights. If within half an hour of the time set forth for the general meeting a quorum is not present, the general meeting shall stand adjourned either (i) to the same day of the following week, at the same hour and in the same place (ii) to such other date, time and place as prescribed in the notice to the shareholders and in such adjourned meeting or (iii) to such day and at such time and place as the chairperson of the general meeting shall determine (which may be earlier or later than the date pursuant to clause (i) above). If no quorum is present within half an hour of the time arranged, any number of shareholders participating in the meeting, shall constitute a quorum.

Access to Corporate Records

Under the Companies Law, shareholders are provided access to: minutes of our general meetings; our shareholders register and principal shareholders register, articles of association and annual audited financial statements; and any document that we are required by law to file publicly with the Israeli Registrar of Companies or the Israel Securities Authority. These documents are publicly available and may be found and inspected at the Israeli Registrar of Companies. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Adoption of Resolutions

Except as required by the Companies Law or our amended and restated articles of association, a resolution of the shareholders shall be adopted if approved by the holders of a simple majority of the voting power represented at the general meeting in person or by proxy and voting thereon, as one class, and disregarding abstentions from the count of the voting power present and voting. Without limiting the generality of the foregoing, a resolution with respect to a matter or action for which the Companies Law prescribes a higher majority or pursuant to which a provision requiring a higher majority would have been deemed to have been incorporated into our amended and restated articles of association, but resolutions with respect to which the Companies Law allows our amended and restated articles of association to provide otherwise, shall be adopted by a simple majority of the voting power represented at the general meeting in person or by proxy and voting thereon, as one class, and disregarding abstentions from the count of the voting power present and voting.

Changing Rights Attached to Shares

If at any time the share capital of our company is divided into different classes of shares, the rights attached to any class, unless otherwise provided by the Companies Law or our amended and restated articles of association, may be modified or cancelled by the Company by a resolution of the general meeting of the holders of all shares as one class, without any required separate resolution of any class of shares.

The enlargement of an existing class of shares or the issuance of additional shares thereof, shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Limitations on the Rights to Own Ordinary Shares

There are no limitations on the right to own our securities.

Provisions Restricting Change in Control of the Company

There are no specific provisions of our amended and restated articles of association that would have an effect of delaying, deferring or preventing a change in control of our company or that would operate only with respect to a merger, acquisition or corporate restructuring involving us (or our subsidiaries). However, as described below, certain provisions of the Companies Law may have such effect.

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and, unless certain requirements described under the Companies Law are met, a vote of the majority of its shareholders, and, in the case of the target company, also a majority vote of each class of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority (as defined below) approval that governs all extraordinary transactions with controlling shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The term “Special Majority” is defined in the Companies Law as:

●	at least a majority of the shares held by shareholders who are not controlling shareholders and do not have personal interest in the merger (excluding a personal interest that did not result from the shareholder’s relationship with the controlling shareholder) have voted in favor of the proposal (shares held by abstaining shareholders shall not be considered); or

●	the total number of shares voted against the merger, does not exceed 2% of the aggregate voting rights of the company.

The Companies Law also provides that an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% or more of the voting rights in the company, or (2) the purchaser would become a holder of 45% or more of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was from a holder of 25% or more of the voting rights in the company which resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (3) was from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or anyone on their behalf, or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli public company’s outstanding shares, the acquisition must be made by means of a tender offer for all of the outstanding shares. In general, if less than 5% of the outstanding shares are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Shareholders may request appraisal rights in connection with a full tender offer for a period of six months following the consummation of the tender offer, but the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights.

Borrowing Powers

Pursuant to the Companies Law and our amended and restated articles of association, the Board may exercise all powers and take all actions that are not required under law or under the Company’s amended and restated articles to be exercised or taken by the shareholders, including the power to borrow money for company purposes.

Changes in the Company’s Capital

The general meeting may, by a simple majority vote of the shareholders attending the general meeting and subject to the provisions of the Companies Law:

●	Increase in our registered share capital by the creation of new shares from the existing class or a new class, as determined by the general meeting;

●	cancel any registered share capital which has not been taken or agreed to be taken by any person;

●	consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares;

●	subdivide our existing shares or any of them, our share capital or any of it, into shares of smaller nominal value than is fixed; and

●	reduce our share capital and any fund reserved for capital redemption in any manner, and with and subject to any incident authorized, and consent required, by the Companies Law.

PLAN OF DISTRIBUTION

We have entered into a Controlled Equity OfferingSM sales agreement with Cantor Fitzgerald & Co., or Cantor, under which we may issue and sell our Ordinary Shares from time to time up to amounts to be determined from time to time through Cantor acting as agent. A copy of the Sales Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cantor may sell shares of our Ordinary Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor not to sell Ordinary Shares if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of Ordinary Shares upon notice and subject to other conditions.

We will pay Cantor commissions, in cash, for its services in acting as agent in the sale of our Ordinary Shares. Cantor will be entitled to compensation at a commission rate equal to 3.0% of the gross sales price per share sold under this prospectus. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor under the terms of the Sales Agreement, will be approximately $62,000.

Settlement for sales of Ordinary Shares will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Ordinary Shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the Ordinary Shares under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the Ordinary Shares on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.

The offering of Ordinary Shares pursuant to the Sales Agreement will terminate upon termination of the Sales Agreement as permitted therein. We and Cantor may each terminate the Sales Agreement at any time upon ten days’ prior notice or by Cantor at any time in certain circumstances, including the occurrence of a material and adverse change in our business or financial condition that makes it impractical or inadvisable to market our Ordinary Shares or to enforce contracts for the sale of our Ordinary Shares.

Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our Ordinary Shares while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a website maintained by Cantor and Cantor may distribute this prospectus electronically.

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus, or the possession, circulation or distribution of this prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. We estimate these expenses to be approximately $112,000 which at the present time include the following categories of expenses:

SEC registration fee	$21,820
FINRA filing	$15,500
Legal fees and expenses	$60,000
Accounting fees and expenses	$12,000
Miscellaneous expenses	$2,680

Total	$112,000

LEGAL MATTERS

The validity of the securities offered hereby and certain matters of Israeli law will be passed upon for us by Sullivan & Worcester Tel-Aviv (Har-Even & Co.)., Tel Aviv, Israel. Certain matters of U.S. federal securities law relating to this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Latham and Watkins LLP acted as counsel to Cantor.

EXPERTS

The consolidated financial statements of PolyPid Ltd. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended on December 31, 2020 have been audited by Kost, Forer, Gabbay & Kasierer, Certified Public Accountants (Israel), an independent registered public accounting firm and a member firm of Ernst & Young Global, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Form 6-K, unaudited quarterly financial information.

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the Ordinary Shares offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above in the immediately preceding paragraph. Statements contained in this prospectus or any document incorporated by reference herein about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

The following documents filed with or furnished to the SEC by us are incorporated by reference in this prospectus:

●	the Company’s report of foreign private issuer on Form 6-K furnished to the SEC on March 5, 2021, April 13, 2021, May 4, 2021, May 12, 2021 (with respect to the bullet points under the section titled “Recent Corporate Highlights”, the sections titled “Financial Results for Three Months Ended March 31, 2021,” and “Forward-Looking Statements,” and the GAAP financial statements in the press release attached as Exhibit 99.1), and May 19, 2021 (with respect to the first two and the fourth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1);

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 5, 2021; and

●	the description of the Company’s Ordinary Shares in Exhibit 2.D to the Company’s Annual Report on Form 20-F for the year ended December 31, 2020, and including any further amendment or report filed which updates such description.

All subsequent Annual Reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of this offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate any Form 6-K subsequently submitted by us to the SEC prior to the termination of this offering by identifying in such Forms 6-K that they are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC that is incorporated by reference will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at PolyPid Ltd., 18 Hasivim Street, Petach Tikva 4959376, Israel. Attention: Dikla Czaczkes Akselbrad, Chief Financial Officer, telephone number: +972 (74) 719-5700.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers, most of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and the vast majority of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel-Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, an Israeli court may enforce a United States judgment in a civil matter, which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment was rendered by a court which was, according to the foreign country’s laws and the rules of private international law currently prevailing in Israel, competent to render it;

●	the judgment is no longer appealable;

●	the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy in Israel; and

●	the judgment is enforceable according to the law of the foreign state in which it was given.

A foreign judgment will not be declared enforceable by Israeli courts if it was given in a state, the laws of which do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to impair the sovereignty or security of Israel. An Israeli court also will not declare a foreign judgment enforceable if it is proved to the Israeli court that:

●	the judgment was obtained by fraud;

●	no adequate service of process has been effected and the defendant has not had a reasonable opportunity to be heard and to present his or her evidence;

●	the judgment is in conflict with another judgment that was given in the same matter between the same parties and which is still valid; or

●	at the time the action was brought to the foreign court a claim in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

Up to $45,000,000 of Ordinary Shares

PolyPid Ltd.

PROSPECTUS

         , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Indemnification

The Israeli Companies Law of 1999, or the Companies Law, provides that a company may indemnify an office holder against the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a financial liability imposed on him or her in favor of another person by any judgment concerning an act performed in his or her capacity as an office holder, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (1) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (2) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding, or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (b) in connection with a monetary sanction;

●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder or imposed on him or her by a court: (1) in proceedings that the company institutes, or that another person institutes on the company’s behalf, against him or her; (2) in criminal proceedings of which he or she was acquitted; or (3) as a result of a conviction for a crime that does not require proof of criminal intent; and

●	expenses incurred by an office holder in connection with an Administrative Procedure under the Israel Securities Law, 1968, or Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees. An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

Exculpation

Under the Companies Law, an Israeli company may not exculpate an office holder from liability for a breach of his or her duty of loyalty, but may exculpate in advance an office holder from his or her liability to the company, in whole or in part, for damages caused to the company as a result of a breach of his or her duty of care (other than in relation to distributions), but only if a provision authorizing such exculpation is included in its articles of association.

Limitations

The Companies Law provides that the Company may not exculpate or indemnify an office holder nor enter into an insurance contract that would provide coverage for any liability incurred as a result of any of the following: (1) a breach by the office holder of his or her duty of loyalty unless (in the case of indemnity or insurance only, but not exculpation) the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice us; (2) a breach by the office holder of his or her duty of care if the breach was carried out intentionally or recklessly (as opposed to merely negligently); (3) any act or omission committed with the intent to derive an illegal personal benefit; or (4) any fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

We obtained directors and officers liability insurance for the benefit of our office holders in an amount standard for a company of our size. We intend to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Companies Law. We entered into agreements with each of our directors and executive officers exculpating them from liability to us for damages caused to us as a result of a breach of duty of care and undertaking to indemnify them, in each case, to the fullest extent permitted by our amended and restated articles of association and Israeli law, to the extent that these liabilities are not covered by insurance. In the opinion of the Securities and Exchange Commission, however, indemnification of directors and office holders for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

Item 9. Exhibits

Exhibit Number	Description
1.1*	Form of underwriting agreement.

3.1	Articles of Association of PolyPid Ltd., filed as Exhibit 3.1 to Form 6-K (File No. 001-38428) filed on July 1, 2020, and incorporated herein by reference.

5.1**	Opinion of Sullivan & Worcester Tel-Aviv (Har-Even & Co.).

10.1**	Sales Agreement by and between PolyPid Ltd. and Cantor Fitzgerald & Co., dated July 2, 2021.

23.1**	Consent of Kost, Forer, Gabbay & Kasierer, Certified Public Accountants (Israel), an independent registered public accounting firm and a member firm of Ernst & Young Global.

23.2**	Consent of Sullivan & Worcester Tel-Aviv (Har-Even & Co.) (included in Exhibit 5.1).

24.1 **	Power of Attorney (included in the signature page of this registration statement).

*	To be filed, if applicable, by post-effective amendment or incorporated by reference in connection with the offering of any Ordinary Shares, as appropriate.

**	Filed herewith.

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering; provided, however, that a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in this registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Petach Tikva, State of Israel, on July 2, 2021.

POLYPID LTD.

By:	/s/ Amir Weisberg
Amir Weisberg
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and/or officers of PolyPid Ltd., hereby severally constitute and appoint Amir Weisberg and Dikla Czaczkes Akselbrad, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form F-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, in connection with the said registration under the Securities Act, as amended, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Amir Weisberg	Chief Executive Officer and Director	July 2, 2021
Amir Weisberg	(principal executive officer)

/s/ Dikla Czaczkes Akselbrad	Executive Vice President and Chief Financial Officer	July 2, 2021
Dikla Czaczkes Akselbrad	(principal financial officer and principal accounting officer)

/s/ Jacob Harel	Chairman of the Board of Directors	July 2, 2021
Jacob Harel

/s/ Yechezkel Barenholz	Director	July 2, 2021
Yechezkel Barenholz

/s/ Nir Dror	Director	July 2, 2021
Nir Dror

/s/ Chaim Hurvitz	Director	July 2, 2021
Chaim Hurvitz

/s/ Itzhak Krinsky	Director	July 2, 2021
Itzhak Krinsky

/s/ Anat Tsour Segal	Director	July 2, 2021
Anat Tsour Segal

/s/ Robert B. Stein	Director	July 2, 2021
Robert B. Stein

Pursuant to the requirements of the Securities Act, as amended, the undersigned, Amir Weisberg, the duly authorized representative in the United States of PolyPid Ltd. has signed this registration statement on July 2, 2021.

/s/ Amir Weisberg
Amir Weisberg